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                                                                    EXHIBIT 10.1

                         EXECUTIVE INCENTIVE BONUS PLAN


SECTION 1 PURPOSE

         This Executive Incentive Bonus Plan (the "Plan") is intended to enable IDEX Corporation (the "Company") to attract and retain highly qualified executives and to provide financial incentives to those executives in order to promote the success of the Company. The Plan is for the benefit of Eligible Executives (as defined below). The Plan is designed to ensure that the bonuses paid hereunder to Eligible Executives are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder.

SECTION 2 ELIGIBLE EXECUTIVES

         "Eligible Executives" are defined as the Chief Executive Officer of the Company and any other officer of the Company designated by the Compensation Committee.

SECTION 3 ADMINISTRATION

         The Compensation Committee of the Board of Directors (the "Board") shall have the sole discretion and authority to administer the Plan, interpret the terms and provisions of the Plan and to establish, adjust, pay or decline to pay bonuses under the Plan. The Compensation Committee shall consist of at least two members of the Board who shall qualify as "outside directors" under Section 162(m) of the Code.

SECTION 4 BONUS DETERMINATIONS

         An Eligible Executive may receive a bonus payment under the Plan based upon the attainment of performance goals established by the Compensation Committee, which relate to the achievement of positive "Operating Income." For purposes of the Plan, "Operating Income" shall mean income from operations of the Company, before extraordinary items, interest and taxes.

         Within the first ninety (90) days of each fiscal year (or such other period as may be permitted by Section 162(m) of the Code), the Compensation Committee will designate those Eligible Executives who are to be participants in the Plan for that fiscal year and will specify the objective terms and conditions for the determination and payment of a bonus for each participant. The objective terms and conditions relating to Operating Income set by the Compensation Committee may include, but are not limited to, sales growth and increase in operating margins. In the event of a change in the Company's fiscal year, the Plan shall apply, with appropriate pro-rata adjustments, to any fiscal period not consisting of twelve months.

         No bonuses shall be paid to a participant unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance objectives as required by Section 162(m) of the Code. Although the Compensation Committee may in its sole discretion reduce a bonus payable to a participant based on such objective and/or subjective factors as it may determine, the Compensation Committee shall have no discretion to increase the amount of a participant's bonus as determined under the applicable objective terms and conditions established for such bonus amount.

         The maximum bonus that may be payable to any participant for any fiscal year may not exceed 2.0% of the Company's Operating Income for that fiscal year.



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         Following the Compensation Committee's determination and certification of the amount of any bonus payable, such amount will be paid in cash (subject to any election made by an Eligible Executive with respect to the deferral of all or a portion of his or her bonus or the payment of all or a portion of his or her bonus in some form other than cash). Payment of the bonus amount will be made as soon as feasible after the Compensation Committee's certification of the amount payable but not after two and one-half months following the end of the fiscal year to which the bonus relates.

SECTION 5 AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan at any time in its sole discretion. Any amendments to the Plan shall require shareholder approval only to the extent required by Section 162(m) of the Code.

SECTION 6 SHAREHOLDER APPROVAL

         No bonuses shall be paid under the Plan unless and until the Company's shareholders shall have approved the Plan and the performance goals as required by Section 162(m) of the Code. The Plan will be in effect from the time of shareholder approval to the tenth anniversary of the date of such approval. If the Plan is amended in any way that changes the material terms of the Plan's performance goals, including by materially modifying the performance goals, increasing the maximum bonus payable under the Plan or changing the Plan's eligibility requirements, the Plan shall be resubmitted to the Company's shareholders for approval as required by Section 162(m) of the Code.

                                                          * * * *

         I hereby certify that the foregoing Plan was duly approved by the Board of Directors of IDEX Corporation effective November 28, 2000.

         Executed on this ____ day of ___________, 2001.


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                                      Secretary